Exhibit 5.1

MEITAR

MEITAR | LAW OFFICES

16 Abba Hillel Silver Road, Ramat Gan, 5250608, Israel
Tel. + 972 3 6103100 Fax. + 972 3 6103111 www.meitar.com

August 29, 2024

MediWound Ltd.42 Hayarkon Street
Yavne, 8122745 Israel

Re: Resale of Ordinary Shares Under Form F-3 Registration Statement

Ladies and Gentlemen:

We have acted as Israeli counsel for MediWound Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the offering of up to 1,453,488 ordinary shares, par value NIS 0.07 per share (each, an “Ordinary Share”, and collectively the “Shares”) by selling shareholders (the “Shareholders”). The Shares were issued to the Shareholders by the Company pursuant to a private placement transaction (the “PIPE”) that was consummated under a share purchase agreement, dated July 15, 2024, by and between the Company and the Shareholders (the “Share Purchase Agreement”), and are being offered for resale under a registration statement on Form F-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”) and the prospectus which forms a part thereof (the “Prospectus”).

This opinion letter is rendered pursuant to Items 601(b)(5) and (b)(23) of Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals, or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus; (iii) the Share Purchase Agreement, (iv) the registration rights agreement, dated July 15, 2024, by and between the Company and the Shareholders, who are listed on the signature pages thereto; (iv) the articles of association of the Company, as amended and as currently in effect (the “Articles”); (v) resolution(s) of the board of directors of the Company (the “Board”) that approved the Company’s entry into the PIPE, the filing of the Registration Statement and related matters, including actions to be taken in connection therewith; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.  We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as accurate, copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that the the Shares are validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the securities covered by the Registration Statement currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder, or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

Very truly yours,
/s/ Meitar Law Offices

Meitar Law Offices